UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 19, 2016

Turning Point Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0709285
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

001-37763
(Commission File No.)

5201 Interchange Way
Louisville, Kentucky 40229
(Address of principal executive offices)

(502) 778-4421
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Exchange Agreements for 7% Senior Notes

On May 20, 2016, Turning Point Brands, Inc. (the “Company” or “we” or “us”) entered into exchange agreements (the “7% Senior Note Exchange Agreements”) with certain holders (the “7% Exchanging Holders”) of its 7% Senior PIK Toggle Notes due 2023 (the “7% Senior Notes”), pursuant to which the 7% Exchanging Holders exchanged their 7% Senior Notes with an aggregate accreted value of approximately $1.6 million for approximately 163,000 shares of the Company’s common stock (“Common Stock”) on such date, which retired the remaining 7% Senior Notes that were not retired upon the consummation of the Company’s initial public offering. The 7% Senior Noteholder Agreements each include certain representations, warranties and covenants by the Company and the 7% Senior Noteholders.

Warrant Purchase Agreement

On May 20, 2016, the Company entered into agreements (the “Warrant Purchase Agreements”) with certain holders of warrants to purchase common units of Intrepid Brands, LLC (the “Intrepid Warrantholders”) pursuant to which the Company repurchased the remaining approximately 700,000 Intrepid Warrants that were not acquired upon the consummation of the Company’s initial public offering for $0.50 per Warrant. The Warrant Purchase Agreement includes certain representations and warranties by the Company and the Intrepid Warrantholders, and covenants by the Intrepid Warrantholders.

Item 3.02 Unregistered Sale of Equity Securities

As described in Item 1.01, the Company issued approximately 163,000 shares of its common stock in exchange for a portion of the 7% Senior Notes.  These issuances of Common Stock were made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933.

Item 8.01 Other Events

Overallotment

On May 19, 2016, the Company completed the sale of an additional 810,000 shares, par value $0.01 per share (the “Option Shares”) of Common Stock to Cowen and Company, LLC and FBR Capital Markets & Co., the underwriters of the Company’s initial public offering, which closed on May 13, 2016. The sale was completed pursuant to the overallotment option of 810,000 shares (the “Overallotment Option”) provided for in the underwriting agreement dated May 10, 2016.

The total number of shares sold in the offering, including the Overallotment Option, was 6,210,000 shares, resulting in gross proceeds of $62,100,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TURNING POINT BRANDS, INC.

	By:	/s/ James Dobbins
	Name:	James Dobbins
	Title:	Senior Vice President, General Counsel and Secretary

Dated: May 20, 2016